CERTIFICATE OF INCORPORATION

                                       OF

                                   ZILOG, INC.



                                       I.

         The name of the Corporation is Zilog, Inc.


                                       II.

       The address of the registered office of the Corporation in the State of Delaware is 1209 Orange St., Wilmington, Delaware, New Castle County.
The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                      III.

       The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.


                                       IV.

       1. The Corporation is authorized to issue two classes of stock to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The total number of shares which the Corporation is authorized to issue is Seventy-Five Million One Hundred and Ninety Thousand (75,190,000). The number of shares of Common Stock authorized to be issued is Seventy-Five Million (75,000,000), $0.01 par value. The number of shares of Preferred Stock authorized to be issued is One Hundred Ninety Thousand (190,000), $0.01 par value.

       2. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series,


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              (a) the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors,

              (b) the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and

              (c) the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

       3. In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

              (a) to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

              (b) to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Certificate of Incorporation.

       4. Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for,

              (a) the issue of a series of Preferred Stock,

              (b) a change in the number of authorized shares of a series of Preferred Stock, or

              (c) the elimination from this Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued,


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the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Certificate of Incorporation, and whenever such term is used in this certificate, it shall be deemed to include the effect of the provisions of any such certificate.

       5. As used in this Article IV, the term "Board of Directors" shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

       6. Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.


                                       V.

       The name and mailing address of the incorporator are as follows:

                            Richard R. Pickard, Esq.
                                   Zilog, Inc.
                            210 East Hacienda Avenue
                         Campbell, California 95008-6600


                                       VI.

       The number of Directors which constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.


                                      VII.

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, rescind or repeal the Bylaws of the Corporation.


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                                      VIII.

       Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                       IX.

       1. A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by the laws of the State of Delaware as now in effect or hereafter amended. In particular, no Director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

       2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification.

       3. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a Director, in addition to the circumstances in which he or she is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


                                       X.

       This Corporation shall indemnify its officers, Directors, employees and agents to the maximum extent permitted by the General Corporation Law of the State of Delaware, which power to indemnify shall include, without limitation, the power to enter into indemnification agreements and amendments thereto upon such terms as the Board of Directors shall deem advisable.

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       The undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying under penalties of perjury, under the laws of the State of Delaware, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of April, 1997.


                                                   /s/ Richard R. Pickard
                                             -----------------------------------
                                                      Richard R. Pickard
                                                         Incorporator


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